Exhibit 21.1

Subsidiaries of Crane Company

The following sets forth the subsidiaries of Crane Company and their jurisdictions of incorporation.

Name of Subsidiary	Jurisdiction of Organization
“CPI-Kiev” LLC	Ukraine
Armature d.o.o.	Slovenia
Barksdale GmbH	Germany
Barksdale, Inc.	Delaware
CR Holdings C.V.	Netherlands
Crane (Asia Pacific) Pte. Ltd.	Singapore
Crane Aerospace, Inc.	Delaware
Crane Australia Pty. Ltd.	Australia
Crane Canada Co.	Canada
Crane ChemPharma & Energy Corp.	Delaware
Crane Composites Ltd.	United Kingdom
Crane Composites, Inc.	Delaware
Crane Controls, Inc.	Delaware
Crane Electronics Corporation	Taiwan
Crane Electronics, Inc.	Delaware
Crane Fengqiu (Zhejiang) Pump Company Limited	China (4.9%)
Crane Fluid & Gas Systems (Suzhou) Co. Ltd.	China
Crane Global Holdings S.L.	Spain
Crane Holdings (Germany) GmbH	Germany
Crane Instrumentation & Sampling PFT Corp.	Delaware
Crane International Capital S.a.r.l.	Luxembourg
Crane International Holdings, Inc.	Delaware
Crane International Trading (Beijing) Co. Ltd.	China
Crane Ltd.	United Kingdom
Crane Middle East & Africa FZE	UAE
Crane Netherlands Holdings B.V.	Netherlands
Crane Ningjin Valve Co., Ltd.	China
Crane Nuclear PFT Corp.	Delaware
Crane Overseas, LLC	Delaware
Crane Pension Trustee Company (UK) Limited	United Kingdom
Crane Process Flow Technologies (India) Pvt. Ltd.	India
Crane Process Flow Technologies GmbH	Germany
Crane Process Flow Technologies Ltd.	United Kingdom
Crane Process Flow Technologies S.P.R.L.	Belgium
Crane Process Flow Technologies S.r.l.	Italy
Crane Pumps & Systems PFT Corp.	Delaware

Crane Resistoflex GmbH	Germany
Crane Saudi Limited Liability Company	Saudi Arabia
Crane SC Holdings Ltd.	United Kingdom
Crane Stockham Valve Ltd.	United Kingdom
Crane Supply Co.	Canada
Crane Yongxiang (Ningbo) Valve Company Ltd.	China (4.9%)
Croning Livarna d.o.o.	Slovenia
Delta Fluid Products Ltd.	United Kingdom
Dopak PFT Corp.	Texas
Dovianus B.V.	Netherlands
ELDEC Aerospace Corp.	Washington
ELDEC France S.A.R.L	France
Flow Technology Inc.	Ohio
Hydro-Aire Aerospace Corp.	California
Interpoint U.K. Limited	United Kingdom
Merrimac Industries, Inc.	Delaware
Noble Composites, Inc.	Indiana
P.T. Crane Indonesia	Indonesia (51%)
Terminal Manufacturing II Corp.	Delaware
Unidynamics / Phoenix, Inc.	Delaware
W.T. Armatur GmbH	Germany
Westlock Controls Corporation	Delaware
Xomox Chihuahua S.A. de C.V.	Mexico
Xomox Corporation de Venezuela C.A.	Venezuela
Xomox France S.A.S.	France
Xomox Hungary Manufacturing Limited Liability Company	Hungary
Xomox International GmbH & Co. OHG	Germany
Xomox Japan Ltd.	Japan
Xomox Korea Ltd.	South Korea
Xomox PFT Corp.	Delaware
Xomox Sanmar Ltd.	India (49%)